NEWS RELEASE

FOR IMMEDIATE RELEASE

FEDERAL HOME LOAN BANK OF BOSTON ANNOUNCES 2022
FOURTH QUARTER AND ANNUAL RESULTS, DECLARES DIVIDEND

BOSTON (February 24, 2023) - The Federal Home Loan Bank of Boston announced its preliminary, unaudited fourth quarter and annual financial results for 2022, reporting net income of $55.4 million for the quarter and $184.2 million for the year. The Bank expects to file its annual report on Form 10-K for the year ending December 31, 2022, with the U.S. Securities and Exchange Commission next month.

The Bank's board of directors has declared a dividend equal to an annual yield of 6.67%, the daily average of the Secured Overnight Financing Rate for the fourth quarter of 2022 plus 300 basis points. The dividend, based on average stock outstanding for the fourth quarter of 2022, will be paid on March 2, 2023. As always, dividends remain at the discretion of the board.

"The Bank’s strong financial performance in 2022 was driven in part by growth in our advances activity and higher market interest rates," said FHLBank Boston President and CEO Timothy J. Barrett. "We continue to provide value to all our members so they can meet the unique needs of the communities they serve. We are pleased to set aside $26 million for our Affordable Housing Program and once again make critical contributions to support homeownership through our Housing Our Workforce program while also promoting job creation and preservation through our Jobs for New England program."

Fourth Quarter 2022 Operating Highlights

The Bank’s overall results of operations are influenced by the economy, financial markets and, in particular, by members' demand for advances. During the fourth quarter of 2022, the Federal Open Market Committee (FOMC) raised the target range for the federal funds rate to between 425 and 450 basis points and anticipates that ongoing increases in the target range will be appropriate given elevated, but decelerating, rates of inflation. Long-term interest rates were relatively stable while short- and intermediate-term rates rose, resulting in an inverted yield curve during the quarter reflecting concerns over a potential economic downturn. Additionally, the Bank experienced a continuing increase in demand for advances from our members during the quarter ended December 31, 2022.

Net income for the quarter ending December 31, 2022, was $55.4 million, compared with net income of $25.9 million for the same period in 2021. The increase in net income for the quarter was primarily due to an increase of $14.4 million in net interest income after provision for credit losses, an improvement of $6.2 million in net gains and losses on trading securities, and a $5.3 million decrease in losses on early extinguishment of debt.

Net interest income after provision for credit losses for the three months ended December 31, 2022, was $70.8 million, compared with $56.4 million for the same period in 2021. The $14.4 million increase in net interest income after provision for credit losses was driven by growth in our advances and investments portfolios, growth in capital, as well as an increase in yields in the quarter ended December 31, 2022 resulting from higher market interest rates. These favorable impacts were partially offset by a decrease of $16.7 million of prepayment fee income(1) and an increase of $13.9 million of net unrealized losses on fair value hedges. Net interest spread was 0.19% for the quarter ended December 31, 2022, a decrease of 45 basis points from the same period in 2021, and net interest margin was 0.45%, a decrease of 21 basis points from the same period in 2021.

December 31, 2022 Balance-Sheet Highlights

Total assets increased $30.4 billion, or 93.3 percent, to $62.9 billion at December 31, 2022, up from $32.5 billion at year-end 2021. During the year ended December 31, 2022, advances increased $29.3 billion, or 237.1%, to $41.6 billion, compared with $12.3 billion at year-end 2021. The significant increase in advances was concentrated in variable-rate advances and short-term fixed-rate advances, reflecting rising demand for wholesale funding at member institutions.

Total investments were $17.9 billion at December 31, 2022, up from $16.4 billion at the prior year end, with most of the increase concentrated in short term investments that support liquidity needs resulting from higher demand for advances. Mortgage loans totaled $2.8 billion at December 31, 2022, a decrease of $361.7 million from year-end 2021 as paydowns continued to outpace new purchases because mortgage refinance activity has declined significantly and home sales have slowed.

GAAP capital at December 31, 2022, was $3.4 billion, an increase of $884.3 million from $2.5 billion at year-end 2021. During 2022, capital stock increased by $1.1 billion, primarily attributable to the increase in advances. Total retained earnings grew to $1.7 billion during 2022, an increase of $142.2 million, or 9.2%, from December 31, 2021. Of this amount, restricted retained earnings(4) totaled $399.7 million at December 31, 2022. Accumulated other comprehensive loss totaled $306.4 million at December 31, 2022, a decrease of $335.4 million from accumulated other comprehensive income as of December 31, 2021, mainly attributable to declines in value of available-for-sale investment securities as interest rates rose sharply during 2022.

The Bank was in compliance with all regulatory capital ratios at December 31, 2022, and in the most recent information available was classified “adequately capitalized” by its regulator, the Federal Housing Finance Agency, based on the Bank's financial information at September 30, 2022.(2)

2022 Annual Operating Highlights

Net income for the year ending December 31, 2022, was $184.2 million, compared with net income of $69.5 million for 2021, the result of an increase of $70.1 million in net interest income after provision for credit losses, an improvement of $46.0 million in net losses on trading securities, and a $11.5 million decrease in losses on early extinguishment of debt. These results led to a $20.5 million statutory contribution to the Bank's Affordable Housing Program for the year. In addition, the Bank made a voluntary contribution of $5.5 million to the Affordable Housing Program.

Net interest income after provision for credit losses for the year ended December 31, 2022, was $282.3 million, compared with $212.2 million for 2021. The $70.1 million increase in net interest income after provision for credit losses was driven by growth in our advances and investments portfolios, growth in capital, an increase in yields in the year ended December 31, 2022, resulting from higher market interest rates and an increase of $22.2 million of net unrealized gains on fair value hedges, partially offset by a decrease of $30.7 million of prepayment fee income. Net interest spread was 0.42% for the year ended December 31, 2022, a decrease of 15 basis points from the same period in 2021, and net interest margin was 0.57%, a decrease of three basis points from 2021.

About the Bank

The Federal Home Loan Bank of Boston is a cooperatively owned wholesale bank for housing finance in the six New England states. Its mission is to provide highly reliable wholesale funding and liquidity to its member financial institutions in New England. The Bank also develops and delivers competitively priced financial products, services, and expertise that support housing finance, community development, and economic growth, including programs targeted to lower-income households.

Contact:
Adam Coldwell
617-292-9774
adam.coldwell@fhlbboston.com

Federal Home Loan Bank of Boston
Balance Sheet Highlights
(Dollars in thousands)
(Unaudited)

	12/31/2022	9/30/2022	12/31/2021
ASSETS
Cash and due from banks	$7,593	$35,913	$204,993
Advances	41,599,581	33,665,311	12,340,020
Investments (3)	17,918,781	21,748,784	16,372,499
Mortgage loans held for portfolio, net	2,758,429	2,820,696	3,120,159
Other assets	613,165	598,835	507,621
Total assets	$62,897,549	$58,869,539	$32,545,292

LIABILITIES
Consolidated obligations, net	$58,540,803	$54,502,730	$28,888,352
Deposits	655,487	938,551	884,032
Other liabilities	285,938	298,772	241,897

CAPITAL
Class B capital stock	2,031,178	1,717,748	953,638
Retained earnings - unrestricted	1,290,873	1,267,192	1,179,986
Retained earnings - restricted (4)	399,695	388,621	368,420
Total retained earnings	1,690,568	1,655,813	1,548,406
Accumulated other comprehensive (loss) income	(306,425)	(244,075)	28,967
Total capital	3,415,321	3,129,486	2,531,011
Total liabilities and capital	$62,897,549	$58,869,539	$32,545,292

Total regulatory capital-to-assets ratio	5.9%	5.7%	7.7%
Ratio of market value of equity (MVE) to par value of capital stock (5)	171%	183%	253%

Income Statement Highlights
(Dollars in thousands)
(Unaudited)

	For the Year Ended		For the Three Months Ended
	12/31/2022	12/31/2021	12/31/2022	9/30/2022	12/31/2021

Total interest income	$1,226,964	$425,535	$586,877	$362,243	$102,566
Total interest expense	944,502	214,834	516,194	278,623	46,509
Net interest income	282,462	210,701	70,683	83,620	56,057
Net interest income after provision for credit losses	282,291	212,163	70,813	83,120	56,412
Net (losses) gains on trading securities	(360)	(46,341)	407	120	(5,805)
Other income (loss)	14,004	(541)	4,063	4,170	(1,757)
Operating expense	66,913	66,033	14,833	17,400	17,173
Federal Housing Finance Agency and Office of Finance	8,926	7,653	2,870	1,918	2,014
AHP voluntary contribution	5,479	4,761	(6,172)	(2,329)	(1,262)
JNE, HHNE, and HOW subsidy expense (6)	5,975	4,417	1,619	2,620	351
Other expense	3,910	5,217	592	1,112	1,785
AHP assessment	20,521	7,739	6,172	6,682	2,887
Net income	$184,211	$69,461	$55,369	$60,007	$25,902

Performance Ratios: (7)
Return on average assets	0.37%	0.19%	0.35%	0.41%	0.31%
Return on average equity (8)	6.47%	2.62%	6.86%	7.97%	4.00%
Net interest spread	0.42%	0.57%	0.19%	0.41%	0.64%
Net interest margin	0.57%	0.60%	0.45%	0.58%	0.66%

(1)    Prepayment fees received from borrowers on prepaid advances are presented net of any associated basis adjustments related to hedging activities on those advances and net of deferred prepayment fees on advance prepayments considered to be loan modifications. Additionally, for certain advances products, the prepayment-fee provisions of the advance agreement could result in either a payment from the borrower or to the borrower when such an advance is prepaid, based upon market conditions at the time of prepayment (referred to as a symmetrical prepayment fee). Advances with a symmetrical prepayment-fee provision are hedged with derivatives containing offsetting terms, so that we are financially indifferent to the borrowers' decision to prepay such advances. The net amount of prepayment fees is reflected as interest income in the statement of operations.
(2)    For additional information on the Bank's capital requirements, see Item 7 — Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Capital in the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022 (the 2021 Annual Report).
(3)    Investments include available-for-sale securities, held-to-maturity securities, trading securities, interest-bearing deposits, securities purchased under agreements to resell, and federal funds sold.
(4)    The Bank's capital plan and a joint capital enhancement agreement among all Federal Home Loan Banks require the Bank to allocate a certain amount, generally not less than 20% of each of quarterly net income and adjustments to prior net income, to a restricted retained earnings account until a total required allocation is met. Amounts in the restricted retained earnings account are unavailable to be paid as dividends, which may be paid from current net income and unrestricted retained earnings. For additional information, see Item 5 — Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities in the 2021 Annual Report.
(5)    MVE equals the difference between the theoretical market value of assets and the theoretical market value of liabilities, and the ratio of MVE to par value of Bank capital stock can be an indicator of future net income to the extent that it demonstrates the impact of prior interest-rate movements on the capacity of the current balance sheet to generate net interest income. However, this ratio does not always provide an accurate indication of future net income. Accordingly, investors should not place undue reliance on this ratio and are encouraged to read the Bank's discussion of MVE, including discussion of the limitations of MVE as a metric, in Item 7A — Quantitative and Qualitative Disclosures About Market Risk — Measurement of Market and Interest Rate Risk in the 2021 Annual Report.
(6)    We have certain subsidized advance and grant programs, including our Jobs for New England (JNE), Helping to House New England (HHNE), and Housing our Workforce (HOW) programs. For additional information, see Item 1 — Business — Targeted Housing and Community Investment Programs in the 2021 Annual Report.
(7)    Yields for quarterly periods are annualized.
(8)    Return on average equity is net income divided by the total of the average daily balance of outstanding Class B capital stock, accumulated other comprehensive income, and total retained earnings.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release, including the unaudited balance sheet highlights and income statement highlights, uses forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, which include statements with respect to the Bank’s plans, objectives, projections, estimates, or predictions. These statements are based on the Bank's expectations as of the date hereof. The words “preliminary,” “expects,” “will,” “continue,” and similar statements and their plural and negative forms are used in this notification to identify some, but not all, of such forward-looking statements. For example, statements about future declarations of dividends and expectations for advances balances, mortgage-loan investments, and net income are forward-looking statements, among other forward-looking statements herein.

The Bank cautions that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, the application of accounting standards relating to, among other things, the amortization and accretion of premiums and discounts on financial assets, financial liabilities, and certain fair value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; the allowance for credit losses on investment securities and mortgage loans; instability in the credit and debt markets; economic conditions (including effects on, among other things, mortgage-backed securities); changes in demand for advances or consolidated obligations of the Bank or the Federal Home Loan Bank system; changes in interest rates; volatility of market prices, rates, and indices that could affect the value of financial instruments; the expected discontinuance of LIBOR and the adverse consequences it could have for market participants, including the Bank; the Bank's ability to execute its business model and pay future dividends; and prepayment speeds on mortgage assets. In addition, the Bank reserves the right to change its plans for any programs for any reason, including but not limited to, legislative or regulatory changes, changes in membership, or changes at the discretion of the board of directors. Accordingly, the Bank cautions that actual results could differ materially from those expressed or implied in these forward-looking statements or could impact the extent to which a particular plan, objective, projection, estimate or prediction is realized, and you are cautioned not to place undue reliance on such statements. The Bank does not undertake to update any forward-looking statement herein or that may be made from time to time on behalf of the Bank.

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